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Exhibit 99.1

Contact: Deepak Chaudhry
Phone: (812) 962-5095

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Second Quarter Results for 2003

EVANSVILLE, Ind.—August 11, 2003—Accuride Corporation today announced net sales of $94.2 million for the second quarter ended June 30, 2003. This compares to net sales of $94.6 million for the second quarter of 2002, a decrease of 0.4%. Last year's second quarter demand was somewhat inflated by the pre-buy ahead of the October 2002 EPA emission changes. For the six months ended June 30, 2003, net sales were $182.5 million compared to net sales of $172.4 million for the same six-month period in 2002, an increase of 5.9%.

Adjusted EBITDA of $19.4 million for the second quarter ended June 30, 2003, is down slightly from $19.5 million for the second quarter of 2002. The resulting Adjusted EBITDA margin of 20.6% of net sales was flat compared to last year's second quarter. For the first six months of 2003, Adjusted EBITDA increased by $3.5 million, or 10.8%, to reach $36.2 million. The purpose and reconciliation of Adjusted EBITDA for the Company to the comparable GAAP measure are set forth on pages 4 and 5 of this press release.

Accuride had a net loss of $6.0 million for the second quarter ended June 30, 2003, compared to net income of $2.0 million for second quarter of 2002. The second quarter results included $11.3 million of refinancing costs in connection with the recently completed amendment of the Company's credit agreement. For the six months ended June 30, 2003, Accuride had a net loss of $6.5 million, or a negative 3.6% of net sales, compared to a net loss of $1.4 million, or a negative 0.8% of net sales, for the same six-month period in 2002.

The Company's liquidity position remained strong at June 30, 2003, with $40.0 million in cash and revolver availability of $41.0 million.

"With the successful completion of our refinancing behind us, we can turn our focus to positioning the company for earnings gains from the increasingly encouraging demand environment," said Terry Keating, Accuride's President and CEO.

The company will conduct a conference call to review and discuss its second quarter results on Monday, August 11, 2003, at 1:30 PM (Central Time). The phone number to access the conference call is 800-450-0819 in the United States, or 612-332-0725 internationally. A replay will be available beginning today at 6:45 PM (Central Time), through August 18, 2003, by calling 800-475-6701 in the United States, or 320-365-3844 internationally, access code 694625. The financial results for the three-month period ended June 30, 2003 will also be archived at http://www.accuridecorp.com.

Accuride Corporation is North America's largest manufacturer and supplier of wheels for heavy/medium trucks and trailers. The Company offers the broadest product line in the North American heavy/medium wheel industry and is the only North American manufacturer and supplier of both steel and forged aluminum heavy/medium wheels. Accuride Corporation also produces wheels for buses, commercial light trucks, pick-up trucks, sport utility vehicles, and vans. Accuride Corporation has steel wheel operations in Henderson, Kentucky; London, Ontario, Canada; and Monterrey, Mexico. Accuride has aluminum wheel operations in Erie, Pennsylvania, and Cuyahoga Falls, Ohio. Additionally, the Company produces tire molds at its Erie, Pennsylvania, facility. Accuride is also involved in a commercial tire and wheel assembly joint venture in Springfield, Ohio. For more information, visit Accuride's website at http://www.accuridecorp.com.

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the Company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Accuride assumes no obligation to update the information included in this release.

ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	Three Months Ended June 30,
	2003	2002
NET SALES	$94,207	$94,585
COST OF GOODS SOLD	75,690	75,683

GROSS PROFIT	$18,517	$18,902
OPERATING EXPENSES:
Selling, General & Administrative	6,305	6,693

INCOME FROM OPERATIONS	12,212	12,209
OTHER INCOME (EXPENSE):
Interest Income	59	34
Interest (Expense)	(9,473)	(10,094)
Refinancing Costs	(11,257)	—
Equity in Earnings of Affiliates	199	66
Other Income (Expense), Net	110	1,688

INCOME (LOSS) BEFORE INCOME TAXES	(8,150)	3,903
INCOME TAX PROVISION (BENEFIT)	(2,197)	1,926

NET INCOME (LOSS)	$(5,953)	$1,977

	Six Months Ended June 30,
	2003	2002
NET SALES	$182,455	$172,389
COST OF GOODS SOLD	148,317	141,760

GROSS PROFIT	$34,138	$30,629
OPERATING:
Selling, General & Administrative	12,194	13,429

INCOME FROM OPERATIONS	21,944	17,200
OTHER INCOME (EXPENSE):
Interest Income	131	124
Interest (Expense)	(18,385)	(20,108)
Refinancing Costs	(11,257)	—
Equity in Earnings of Affiliates	379	105
Other Income (Expense), Net	(503)	2,553

INCOME (LOSS) BEFORE INCOME TAXES	(7,691)	(126)
INCOME TAX PROVISION (BENEFIT)	(1,160)	1,271

NET INCOME (LOSS)	$(6,531)	$(1,397)

ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(DOLLARS IN THOUSANDS)
(UNAUDITED)

	Three Months Ended June 30,
	2003	2002
NET INCOME (LOSS)	(5,953)	1,977
Net Interest Expense	9,414	10,060
Income Taxes	(2,197)	1,926
Refinancing Costs	11,257	—
Equity in Earnings of Affiliates	(199)	(66)
Other Expense (Income)	(110)	(1,688)

INCOME (LOSS) FROM OPERATIONS	12,212	12,209
Depreciation and Amortization	7,019	6,382
Equity in Earnings of Affiliates	199	66
Restructuring, severance and other charges	—	873

ADJUSTED EBITDA	$19,430	$19,530

	Six Months Ended June 30,
	2003	2002
NET INCOME (LOSS)	(6,531)	(1,397)
Net Interest Expense	18,254	19,984
Income Taxes	(1,160)	1,271
Refinancing Costs	11,257	—
Equity in Earnings of Affiliates	(379)	(105)
Other Expense (Income)	503	(2,553)

INCOME (LOSS) FROM OPERATIONS	21,944	17,200
Depreciation and Amortization	13,875	13,491
Equity in Earnings of Affiliates	379	105
Restructuring, severance and other charges	—	1,860

ADJUSTED EBITDA	$36,198	$32,656

a)
For the three months ending June 30, 2003, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates. For the three months ending June 30, 2002, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.4 million of costs related to the consolidation of light wheel production, (ii) $0.4 million of costs related to non-cash expenses associated with the resolved labor dispute at the Henderson, Kentucky, facility (iii) $0.1 million of costs related to other non-recurring costs. Items (i) and (ii) effected gross profit while item (iii) related to selling, general, and administrative expenses.

  For the six months ending June 30, 2003, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates. For the six months ending June 30, 2002, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.9 million of costs related to a reduction in the employee workforce, (ii) $0.4 million of costs related to the consolidation of light wheel production, (iii) $0.4 million of costs related to non-cash expenses associated with the resolved labor dispute at the Henderson, Kentucky, facility (iv) $0.2 million of costs related to other non-recurring costs. All but $0.3 million of items (i), (ii) and (iii) effected gross profit while item (iv) related to selling, general, and administrative expenses.

b)
Adjusted EBITDA is not intended to represent cash flows as defined by generally accepted accounting principles ("GAAP") and should not be considered as an indicator of cash flow from operations. Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates plus non-recurring items. However, other companies may calculate Adjusted EBITDA differently. We have included information concerning Adjusted EBITDA in this press release because management and our board of directors use it as measure of our performance to internal business plans to which a significant portion of management incentive programs are based. In addition, future investment and capital allocation decisions are based on Adjusted EBITDA. Investors and industry analysts use Adjusted EBITDA to measure the Company's performance to historic results and our peer group. The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes. Certain financial covenants in our borrowing arrangements are tied to similar measures. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

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  Exhibit 99.1
ACCURIDE CORPORATION CONSOLIDATED STATEMENTS OF INCOME (DOLLARS IN THOUSANDS) (UNAUDITED)
ACCURIDE CORPORATION CONSOLIDATED ADJUSTED EBITDA (DOLLARS IN THOUSANDS) (UNAUDITED)